SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549




                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




                       September 24, 2003
            ------------------------------------------
             Date of Report (Date of earliest event
                            reported)

                 Oil-Dri Corporation of America
            ------------------------------------------
             (Exact name of registrant as specified
                         in its charter)



       Delaware                0-8675              36-2048898
-----------------------   -----------------      ----------------
   (State or other          (Commission           (IRS Employer
   jurisdiction of          File Number)         Identification
    incorporation) No.)



        410 North Michigan Avenue
                Suite 400
            Chicago, Illinois              60611-4213
       -----------------------------       ------------
          (Address of principal            (Zip Code)
            executive offices)


                         (312) 321-1515
            ------------------------------------------
                  Registrant's telephone number

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits: The following document is attached as an exhibit to this report:

Exhibit
NUMBER          DESCRIPTION

99              Press Release dated September 24, 2003.


ITEM 9.  REGULATION FD DISCLOSURE
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 24, 2003, the Registrant issued a press release announcing its fourth quarter and full fiscal year results of operations for its fiscal year ended July 31, 2003. A copy of the press release is attached as Exhibit 99. This information is being provided under both Items 9 and 12, as suggested by the Commission in Release 33-8216, though it is required to be provided only under
Item 12.

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          OIL-DRI CORPORATION OF AMERICA



                          By: /S/  CHARLES P. BRISSMAN
                              --------------------------------
                              Charles P. Brissman
                              Vice President and General Counsel




Date: September 25, 2003

             RELEASE:Immediate                 CONTACT:  Ronda J. Williams
                                                      312-706-3232

             OIL-DRI CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND YEAR
                                    END EARNINGS

           CHICAGO - September 24, 2003- Oil-Dri Corporation of America (NYSE:
           ODC) today announced sales of $44,730,000 for the fourth quarter ended July 31, 2003, 14% greater than sales of $39,281,000 for the fourth quarter one year ago. The company reported net income of $476,000 or $0.08 per fully diluted share in the fourth quarter compared to a net loss of $1,939,000 or a loss of $0.34 per fully diluted share in the same quarter one year ago.

           Sales for fiscal year 2003 were $173,041,000, a 7% increase from sales of $162,345,000 for fiscal year 2002. Net income for the fiscal year was $3,083,000 or $0.54 per fully diluted share, a significant improvement from a net loss of $1,094,000 or a loss of $0.19 per fully diluted share for fiscal 2002.

           Fourth quarter pre-tax income of $511,000 includes a write-off of $573,000 associated with the Christmas Valley, Ore., plant closing. Excluding this item, the company earned pre-tax income of $1,084,000. In the same quarter a year ago, the company reported a pre-tax loss of $2,763,000, which included a $168,000 gain from a land sale and the $3,213,000 write-off associated with the company's decision not to proceed with the Reno, Nev., project. Excluding these items the company earned pre-tax income of $282,000.

           Fiscal year 2003 pre-tax income of $4,342,000 includes gains from sales of real estate and mineral rights totaling $449,000, and a payment of $675,000 from a customer who failed to meet minimum purchase requirements under a supply agreement. It also includes a $385,000 asset write off, a $350,000 goodwill write down associated with an equity investment in Kamterter and the Christmas Valley plant asset write off of $573,000. Excluding all of these items the company earned pre-tax income of $4,526,000 for fiscal 2003.

           Fiscal year 2002 pre-tax loss of $1,559,000 included gains from the sale of land and mineral rights of $937,000 and $3,213,000 of Reno plant cost write-offs. Excluding these items the company earned pre-tax income of $717,000 for last fiscal year.

           The company's year-to-date effective tax rate has been adjusted from 32% in the third quarter to 29% at fiscal year end, resulting in a fourth quarter effective tax rate of 6.9%.

                                     YEAR-IN-REVIEW

           "Several factors contributed to this year's success," stated President and Chief Executive Officer, Daniel S. Jaffee. "The list of accomplishments demonstrates progress in all areas of the business and we feel positive about the results. Three areas, in particular, led the way for a successful and profitable year. This year we were able to:

           o Strengthen the company's national manufacturing and distribution by acquiring the Jonny Cat(R) cat litter brand as well as the manufacturing and mining facilities in Taft, Calif.
           o Increase profitability through the geographic reorganization strategy with the Wal-Mart Company to supply Special Kitty(R) cat litter.
           o Increase sales and profitability from the company's core businesses, in particular, Pro's Choice(R) sports field products, specialty product Pure Flo(R) bleaching earth and the Oil-Dri Canada operations.

           "We were poised this fiscal year to invest in a very strategic acquisition. The purchase of the Jonny Cat brand and the associated mining and manufacturing facilities in Taft, Calif., opened the door for many more business opportunities. Our investment in an established brand and facilities in a key geographic location positioned the company for future growth and, paved the way for a growing and successful year for our stakeholders.

           "Our ability to integrate that strategic acquisition while generating cash and reducing long-term debt is also noteworthy. At July 31, 2003, cash, cash equivalents and short-term investments totaled $16,670,000, an increase of $434,000 during the fiscal year. Additionally, long-term debt was reduced by $2,850,000 and dividends of $1,883,000 were paid during the year.

                                                                       Continued

                                  YEAR-END BUSINESS REVIEW

               o Sales for the CONSUMER PRODUCTS GROUP were up in the quarter by 15% and 4% for the year. The Jonny Cat acquisition, a major stimulus for growth, offset the reduction in sales brought about by the Wal-Mart geographic reorganization implemented in June 2002. Oil-Dri Canada and Phoebe Products also contributed to increased sales for the Consumer Products Group this year.

                Market research for Jonny Cat line extensions continues and results are expected throughout fiscal 2004. The new Jonny Cat Kat Kit is currently in the West Coast market place. Initial sales are promising.

               o The CROP PRODUCTION AND HORTICULTURAL PRODUCTS GROUP experienced significant sales growth in the quarter at 36% and 27% for the year. Pro's Choice sports field products used in construction and maintenance of sports fields outpaced prior year sales. Agsorb(R) traditional agricultural carriers and Flo Fre(R) processing aids also contributed favorably.

               o Sales for the INDUSTRIAL AND AUTOMOTIVE PRODUCTS GROUP were up 15% for the quarter and 8% for the year. Sales growth was primarily facilitated by strong synthetic sorbent sales along with newly acquired business from the Taft, Calif., facility. New sales initiatives for fiscal 2004 are in place to expand distribution on the West Coast.

               o The SPECIALTY PRODUCTS GROUP sales were flat for the quarter and up 2% for the year. Reduced sales from Western Europe were offset by increased demand in other international markets. Continued focus on geographic expansion is necessary for future growth and long-term success. Sales from Animal Health and Nutrition products, PelUnite Plus pellet binder and Poultry Guard litter amendment were up for the year.

                                   FINANCIAL OVERVIEW

           On June 10, 2003, Oil-Dri's Board of Directors declared a regular quarterly cash dividend of $0.09 per share of Common Stock. The dividend was paid on September 12, 2003 to shareholders of record at the close of business August 8, 2003. The company has paid cash dividends for 26 consecutive years. The company currently pays dividends of $0.36 per share of Common Stock. At a July 31, 2003 closing price of $11.95 and assuming cash dividends continue at the same rate, the annual yield is 3.0%.

           During the fiscal year the company repurchased 144,600 shares of stock, under the stock repurchase program, at an average price of $10.34 per share. The company has 302,010 shares remaining under the current stock purchase authorization.

           Cash, cash equivalents and short-term investments at July 31, 2003, totaled $16,667,000. Operating cash flow for the fiscal year was a positive $17,489,000. Capital expenditures for the fiscal year totaled $9,476,000, which includes acquisition expenditures of $4,594,000 and normal capital expenditures of $4,882,000, which is $942,000 more than the depreciation and amortization of $8,534,000. Excluding the acquisition expenditures, fiscal year capital expenditures totaled $4,882,000, which is $3,652,000 less than the depreciation and amortization of $8,534,000.

                                    LOOKING FORWARD

           Jaffee added, "Our task now is to build upon the momentum of fiscal 2003. We've had many accomplishments this year and must capitalize on the foundation laid.

           "Energy, a major cost element of our business, is an area where we are focusing significant attention. We are attempting to deal with fluctuating prices and rising costs of natural gas and fuel oil by implementing our forward purchasing program. Longer term, we are intensifying our efforts to use alternative fuels in our manufacturing processes.

           "During the year we also reorganized our research and development facility by focusing our efforts on innovation and organizing a team to meet the demands of market growth. The people at our research and development center, renamed the Nick Jaffee Center for Innovation, led by Vice President Steve Azzarello, will be the catalyst to accelerate growth in Oil-Dri's new product development. I am optimistic about the possibilities and the added value that this reorganization brings.

                                                                       Continued

           "It is always gratifying to tell our shareholders about the company's tangible successes. We commit to build upon the progress we've made this year and feel very positive about the year ahead. Having met our earnings estimates for fiscal 2003, I am optimistic that we can again reach our per share earnings estimate range for fiscal 2004 of $0.70 to $0.85."

                                          ###

===============================================================================
           THE COMPANY WILL OFFER A LIVE WEB CAST OF THE FOURTH QUARTER EARNINGS TELECONFERENCE ON THURSDAY, SEPTEMBER 25, 2003 AT 10:00 A.M. CST. TO LISTEN TO THE CALL VIA THE WEB, PLEASE VISIT WWW.STREETEVENTS.COM OR WWW.OILDRI.COM. AN ARCHIVED RECORDING OF
           THE CALL WILL BE AVAILABLE FOR APPROXIMATELY 30 DAYS AFTER THE CALL AND WRITTEN TRANSCRIPTS OF ALL TELECONFERENCES ARE POSTED ON THE OIL-DRI WEB SITE.



           OIL-DRI CORPORATION OF AMERICA IS THE WORLD'S LARGEST MANUFACTURER OF CAT LITTER AND A LEADING SUPPLIER OF SPECIALTY SORBENT PRODUCTS FOR INDUSTRIAL, AUTOMOTIVE, AGRICULTURAL, HORTICULTURAL, SPORTS FIELDS AND SPECIALTY MARKETS.

           THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S EXPECTED PERFORMANCE FOR FUTURE PERIODS, AND ACTUAL RESULTS FOR SUCH PERIODS MIGHT MATERIALLY DIFFER. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES WHICH INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE FACTORS IN THE CONSUMER MARKET; THE LEVEL OF SUCCESS IN IMPLEMENTATION OF PRICE INCREASES AND SURCHARGES; CHANGES IN OVERALL AGRICULTURAL DEMAND; INCREASING REGULATION OF THE FOOD CHAIN; CHANGES IN THE MARKET CONDITIONS, THE OVERALL ECONOMY, ENERGY PRICES, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S ANNUAL REPORT AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

O I L - D R I C O R P O R A T I O N O F A M E R I C A
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

                                 FOURTH QUARTER ENDED JULY 31,
                            ---------------------------------------
                              2003    % OF SALES   2002  % OF SALES
                            ---------------------------------------
NET SALES                    $ 44,730   100.0%  $ 39,281   100.0%
COST OF SALES                  36,393    81.4%    31,275    79.6%
                            ---------------------------------------
GROSS PROFIT                    8,337    18.6%     8,006    20.4%

LOSS ON IMPAIRED LONG-LIVED
ASSETS                           --       --      (3,213)   -8.2%
OPERATING EXPENSES            (7,263)   -16.2%    (7,133)  -18.2%
                            ---------------------------------------

OPERATING INCOME (LOSS)        1,074      2.4%    (2,340)   -6.0%
INTEREST EXPENSE                (408)    -0.9%      (635)   -1.5%
OTHER INCOME (EXPENSE)          (155)    -0.3%       212     0.5%
                            ---------------------------------------

INCOME (LOSS) BEFORE INCOME
TAXES                             511     1.2%    (2,763)   -7.0%
INCOME TAXES (BENEFIT)             35     0.1%      (824)   -2.1%
                            ---------------------------------------

NET INCOME (LOSS)            $    476     1.1%  $ (1,939)   -4.9%
                            =======================================

NET INCOME PER SHARE:
                 BASIC       $   0.09           $  (0.35)
                 DILUTIVE    $   0.08           $  (0.34)
AVERAGE SHARES OUTSTANDING:
                 BASIC          5,499              5,615
                 DILUTIVE       5,710              5,716

                                  TWELVE MONTHS ENDED JULY 31,
                            ---------------------------------------
                              2003   % OF SALES   2002   % OF SALES
                            ---------------------------------------
NET SALES                    $173,041   100.0%  $162,345   100.0%
COST OF SALES                 137,413    79.4%   131,265    80.9%
                            ---------------------------------------
GROSS PROFIT                   35,628    20.6%    31,080    19.1%

OTHER CONTRACTUAL INCOME         675      0.4%      --       --
LOSS ON IMPAIRED LONG-LIVED
ASSETS                          --        --      (3,213)   -2.0%
OPERATING EXPENSES           (29,686)   -17.2%   (27,878)  -17.1%
                            ---------------------------------------

OPERATING INCOME (LOSS)         6,617     3.8%       (11)    0.0%
INTEREST EXPENSE               (2,361)   -1.4%    (2,575)   -1.7%
GAIN ON THE SALE OF MINERAL
RIGHTS                            139     0.1%       769     0.5%
OTHER INCOME (EXPENSE)            (53)    0.0%       258     0.2%
                            ---------------------------------------

INCOME (LOSS) BEFORE INCOME
TAXES                           4,342     2.5%    (1,559)   -1.0%
INCOME TAXES (BENEFIT)          1,259     0.7%      (465)   -0.3%
                            ---------------------------------------

NET INCOME (LOSS)            $  3,083     1.8%  $ (1,094)   -0.7%
                            =======================================

NET INCOME PER SHARE:
                 BASIC       $   0.55           $  (0.19)
                 DILUTIVE    $   0.54           $  (0.19)
AVERAGE SHARES OUTSTANDING:
                 BASIC          5,574              5,614
                 DILUTIVE       5,708              5,671


O I L  -  D R I   C O R P O R A T I O N    O F    A M E R
I C A

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

                                           AS OF JULY 31,
                                         -------------------
                                           2003     2002
                                         -------------------

CURRENT ASSETS
     CASH, CASH EQUIVALENTS AND
     INVESTMENTS                          $ 16,670 $ 16,236
     ACCOUNTS
     RECEIVABLE, NET                        23,765   21,415
     INVENTORIES                            12,819   11,798
     PREPAID EXPENSES                        5,900    7,070
     OTHER CURRENT ASSETS                        3    1,025
                                         -------------------
                                         -------------------
            TOTAL CURRENT ASSETS            59,157   57,544

                                         -------------------
PROPERTY, PLANT AND EQUIPMENT               49,026   48,622
OTHER ASSETS                                18,640   18,869
                                         -------------------
TOTAL ASSETS                              $126,823 $125,035
                                         ===================

CURRENT LIABILITIES
     CURRENT MATURITIES OF NOTES PAYABLE  $  4,000 $  2,850
     ACCOUNTS PAYABLE                        6,856    5,121
     DIVIDENDS PAYABLE                         461      473
     ACCRUED EXPENSES                       13,917   11,448
                                         -------------------
            TOTAL CURRENT LIABILITIES       25,234   19,892
                                         -------------------
LONG-TERM LIABILITIES
     NOTES PAYABLE                          27,400   31,400
     OTHER NONCURRENT LIABILITIES            5,175    4,672
                                         -------------------
            TOTAL LONG-TERM LIABILITIES     32,575   36,072
                                         -------------------
STOCKHOLDERS' EQUITY                        69,014   69,071
                                         -------------------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                    $126,823 $125,035
                                         ===================

BOOK VALUE PER SHARE OUTSTANDING          $  12.38 $  12.30

ADDITIONS TO AND ACQUISITIONS OF
     PROPERTY, PLANT AND
     EQUIPMENT           FOURTH QUARTER   $  2,225 $  1,159
                         YEAR TO DATE     $  9,476 $  4,096
DEPRECIATION AND                          $        $
AMORTIZATION CHARGES     FOURTH QUARTER   $  1,865 $  2,161
                         YEAR TO DATE     $  8,534 $  8,785


